UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  FINANCIAL FEDERAL CORPORATION
     (Exact name of registrant as specified in its charter)

         Nevada                           88-0244792
(State of incorporation)     (I.R.S. Employer Identification No.)

           730 Third Avenue, New York, New York 10017
            (Address of Principal Executive Offices)

                  Financial Federal Corporation
  Amended and Restated 1998 Stock Option/Restricted Stock Plan
                    (Full title of the plan)

                         Troy H. Geisser
               Senior Vice President and Secretary
                  Financial Federal Corporation
                        730 Third Avenue
                    New York, New York 10017
             (Name and address of agent for service)

                         (212) 599-8000
             (Telephone number of agent for service)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]       Accelerated filer [ ]

Non-accelerated filer    [ ]       Smaller reporting company  [ ]

                  DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 2 ("Post-Effective Amendment"), filed by Financial Federal Corporation, a Nevada corporation (the "Company"), pertains to shares of Company common stock, par value $0.50 per share ("Common Stock"), registered under the Registration Statement on Form S-8 (Registration Number 333-50962) filed by the Company on November 30, 2000 (the "Registration Statement") with the Securities and Exchange Commission, relating to the Company's Amended and Restated 1998 Stock Option/Restricted Stock Plan (formerly called the 1998 Stock Option Plan).

     On November 22, 2009, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with People's United Financial, Inc., a Delaware corporation ("People's United"), providing for, among other things, the acquisition of the Company by People's United (the "Merger"). The Merger became effective on February 19, 2010 (the "Effective Time"), pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware and Articles of Merger filed with the Secretary of State of the State of Nevada.

     At the Effective Time, each outstanding share of the Company's Common Stock, other than shares owned by People's
United or the Company, was cancelled and converted into the right to receive a combination of (i) one share of common stock of People's United and (ii) $11.27 in cash, without interest.

     As a result of the Merger, the Company has terminated all offerings of its Common Stock pursuant to its existing registration statements, including the Registration Statement. The Company hereby removes from registration all shares of Common Stock registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.


Item 8.  Exhibits.

     The exhibits filed as part of this Post-Effective Amendment
No. 2 to the Registration Statement are as follows:

Exhibit No.   Description of Exhibit
-----------   --------------------------------------------------
24.1**        Power of Attorney (included on signature page
              of the Registration Statement)

** Previously filed

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 22nd day of February 2010.


                                   FINANCIAL FEDERAL CORPORATION
                                   -----------------------------
                                   (Registrant)


                                   By: /s/ Troy H. Geisser
                                       ---------------------
                                       Senior Vice President
                                       and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons on February
22, 2010 in the capacities indicated.

Signature                    Title
------------------------     ----------------------------------


        *                    Director
------------------------
Lawrence B. Fisher

        *                    Director
------------------------
Michael C. Palitz

/s/ Leopold Swergold         Director
------------------------
Leopold Swergold

        *                    Director
------------------------
H.E. Timanus, Jr.

/s/ Michael J. Zimmerman     Director
------------------------
Michael J. Zimmerman

/s/ Paul R. Sinsheimer       Chief Executive Officer,
------------------------     President and Director
Paul R. Sinsheimer           (Principal Executive Officer)

/s/ Steven F. Groth          Senior Vice President and
------------------------     Chief Financial Officer
Steven F. Groth              (Principal Financial Officer)

/s/ David H. Hamm            Vice President and Controller
------------------------     (Principal Accounting Officer)
David H. Hamm


*By: /s/ Troy H. Geisser
     --------------------
     Troy H. Geisser,
     attorney-in-fact

                          EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ---------------------------------------------
24.1**         Power of Attorney (included on signature page
               of the Registration Statement)

**  Previously filed